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                                                                   EXHIBIT 10.23

                      MASTER PROPERTY DISPOSITION AGREEMENT

         THIS MASTER PROPERTY DISPOSITION AGREEMENT (this "Agreement") is effective as of September 30, 2003 (the "Effective Date") by and between LASALLE BANK NATIONAL ASSOCIATION, as Indenture Trustee pursuant to that certain Indenture dated as of April 1, 1999 ("LaSalle"), and UNI-MARTS, INC., a Delaware corporation ("Uni-Mart" or "Borrower").

                             PRELIMINARY STATEMENTS:

         A. Pursuant to a certain loan agreement (the "Loan Agreement"), various mortgage loans (collectively, the "Loans") were made by FFCA Acquisition Corporation, a Delaware corporation ("FFCA"), to Uni-Mart with respect to the land, buildings and/or equipment at certain properties owned or leased by Uni-Mart (collectively, the "Properties"). The Loan Agreement, Loans and the Properties relating thereto are described on Exhibit A attached hereto. The Loans are evidenced by promissory notes (collectively, the "Notes") and are secured by first priority liens on and security interests in the Properties pursuant to mortgages and/or deeds of trust (collectively, the "Mortgages"). The Loan Agreement, the Notes, the Mortgages and all other loan documents executed in connection with the Loans are referred to collectively as the "Loan Documents."

         B. The Loans were assigned by FFCA to LaSalle. GE Capital Franchise Finance Corporation, a Delaware corporation ("GECFF"), is the successor by merger to FFCA and the servicer for the Loans (GECFF in such capacity "Servicer").

         C. Uni-Mart has identified certain under-performing Properties described on Exhibit B attached hereto (collectively, the "Underperforming Properties" and individually, an "Underperforming Property") which Uni-Mart would like to sell to third parties and prepay the Loans corresponding to such Properties at the closing of such sales (the "Disposition Plan").

         D. Uni-Mart desires to proceed with the Disposition Plan and LaSalle is willing to do so but only under the terms and conditions hereof.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. Unless otherwise expressly provided herein, the following terms shall have the following meanings for all purposes of this
Agreement:

         "Acceptable Financial Institution" means (i) Provident Bank on such terms and conditions as LaSalle shall approve in its sole discretion, or (ii) such other federally insured financial institution as may be reasonably acceptable to LaSalle and Uni-Mart.

         "APA" means an asset purchase agreement entered into by Uni-Mart, as seller, and a qualified, independent third party, as purchaser, with respect to the sale of one or more Underperforming Properties.

         "Borrower Collateral Unit" means all Collateral associated with a given Underperforming Property.

         "Borrower Collateral Unit Excess Proceeds" means the amount by which the Borrower Collateral Unit Net Proceeds for a given Borrower Collateral Unit exceeds the Outstanding Loan Balance for the Loan associated with such Borrower Collateral Unit.

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         "Borrower Collateral Unit Net Proceeds" means gross sale proceeds related to the sale of a given Borrower Collateral Unit (excluding in-store and underground inventory sales proceeds and credits received at closing for Uni-Mart's prepaid expenses and security deposits) less reasonable, ordinary and necessary, third party, arms length equipment/operating lease payoffs and transaction costs, all as approved in advance by LaSalle in writing.

         "Borrower Collateral Unit Shortfall" means the amount by which the Outstanding Loan Balance for a given Loan exceeds the Borrower Collateral Unit Net Proceeds for the Borrower Collateral Unit associated with such Loan.

         "Closing" means the closing of the sale of an Underperforming Property.

         "Closing Date" means the date of Closing.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Collateral" means the land, improvements, furniture, fixtures, equipment and other personal property and other collateral associated with Underperforming Properties which are encumbered by mortgages and security instruments in favor of LaSalle as of the Effective Date.

          "Crossed Collateral" means all Collateral which secures a Loan and obligations of Uni-Mart not relating to such Loan, as described more particularly in Section 5 hereof.

         "Cross-Collateralized Borrower Shortfall" means the amount by which the aggregate Outstanding Loan Balance associated with all Crossed Collateral sold by Uni-Mart during the Disposition Period exceeds the aggregate Borrower Collateral Unit Net Proceeds associated with the same Crossed Collateral.

         "Cross-Collateralized Excess Proceeds" means the amount by which the aggregate Borrower Collateral Unit Net Proceeds associated with all Crossed Collateral sold by Uni-Mart during the Disposition Period exceeds the aggregate Outstanding Loan Balance associated with the same Crossed Collateral as of their respective Closing Dates.

         "Cross Escrow Account" means an escrow account established in the name of "LaSalle Bank National Association, as Indenture Trustee (1999-1 Pool), collateral account of Uni-Marts, Inc." in an Acceptable Financial Institution with respect to those Loans made to Uni-Mart.

         "Cross Escrow Account Security Agreement" means the Account Security Agreement to be entered into by Uni-Mart in favor of LaSalle with respect to the Cross Escrow Account, as the same may be amended from time to time.

         "Disposition Period" means the period ending upon the earlier to occur of (a) October 31, 2004, and (b) the date upon which the Closing for all the Underperforming Properties has occurred, as the same may be extended pursuant to the last sentence of Section 2.A.

         "Existing Pledge Agreement" means the Pledge, Control and Security Agreement dated as of February 21, 2003 between Uni-Mart and Servicer.

         "Junior Security Agreement" means the Account Security Agreement (Subordinated) to be entered into by Uni-Mart in favor of Provident with respect to the Cross Escrow Account, as the same may be amended from time to time.

         "LaSalle Master Property Disposition Agreement" means the Master Property Disposition Agreement to be entered into as of the Effective Date among LaSalle Bank National Association, as Indenture Trustee, Uni-Mart and Uni Realty of Wilkes-Barre, L.P., with respect to mortgage and equipment loans made to Uni Realty of Wilkes-Barre, L.P. and Uni-Mart, respectively, in the 2000-1 securitized loan pool.

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         "Loan Document Default" means an Event of Default as defined in any of the Loan Documents, other than an Event of Default with respect to property fixed charge coverage ratio covenants, corporate fixed charge coverage ratio covenants or net worth covenants.

         "Non-Crossed Collateral" means Collateral which is not Crossed Collateral.

         "Non-Pennsylvania Mortgage Collateral" means the Collateral described in each Mortgage encumbering a Property located outside the Commonwealth of Pennsylvania.

         "Obligations" means the obligations of Uni-Mart with respect to its Loans, including but not limited to the Notes and all other obligations secured by the Mortgages or other Loan Documents.

         "Other Master Property Disposition Agreements" means the LaSalle Master Property Disposition Agreement and the WAMU Master Property Disposition Agreement.

         "Outstanding Loan Balance" means the outstanding principal balance for a given Loan at the time of the Closing of the sale of the Underperforming Property to which such Loan relates, together with all unpaid interest (at the contract rate set forth in the applicable Note) and other sums due and unpaid in connection therewith, but excluding any prepayment premium or yield maintenance premium.

         "Pennsylvania Mortgage Collateral" means the Collateral described in each Mortgage encumbering a Property located in the Commonwealth of Pennsylvania.

         "Provident" means The Provident Bank, a bank chartered under the laws of the State of Ohio.

         "Reduced Prepayment Premium" means an amount equal to 25% of the prepayment premium which would otherwise be due and payable under the applicable Loan Documents in connection with the prepayment of the applicable Loan.

         "Shortfall Loan" means a $4,000,000 credit facility to be provided by Provident to be used by Uni-Mart to fund Borrower Collateral Unit Shortfalls. The Shortfall Loan shall not be secured by (i) any collateral securing the Loans, (ii) Borrower Collateral Unit Excess Proceeds which are required to be deposited into the Cross Escrow Account or paid to LaSalle under this Agreement, or (iii) any collateral or proceeds covered by the Other Master Property Disposition Agreements (except to the extent otherwise expressly provided therein).

         "Shortfall Loan Agreement" means the Shortfall Loan Agreement to be entered into by Uni-Mart, Uni-Marts of America, Inc. and Provident with respect to the Shortfall Loan.

         "Subordination Agreement" means the Subordination Agreement to be entered into by Provident and LaSalle with respect to the Junior Security Agreement, which Subordination Agreement shall be in form and substance acceptable to LaSalle, as the same may be amended from time to time.

         "Transaction Documents" means, collectively, this Agreement, the Cross Escrow Account Security Agreement, the Subordination Agreement and all other documents executed in connection with the transactions contemplated by this Agreement.

           "WAMU Master Property Disposition Agreement" means the Master Property Disposition Agreement to be entered into as of the Effective Date among Washington Mutual Bank, FA, Uni-Mart and Uni Realty of Luzerne, L.P.

         2.       DISPOSITION PLAN.

         A. Previously Sold Units; Undertaking to Sell. Prior to the Effective Date, Uni-Mart sold the Underperforming Properties listed on Exhibit C attached hereto (the "Previously Sold Units") with LaSalle's consent. The net proceeds from such sale were paid to LaSalle to repay the Outstanding Loan Balance of the Loans

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corresponding to the Previously Sold Units (the "Previously Paid-Off Loans") and
the Reduced Prepayment Premium relating thereto. The Borrower Collateral Unit Excess Proceeds relating to the Previously Sold Units in the aggregate amount of $177,345.39 shall be deposited in the Cross Escrow Account by Uni-Mart simultaneously with the execution and delivery of this Agreement. Upon such transfer, the Existing Pledge Agreement shall be deemed terminated and of no force and effect and, notwithstanding anything to the contrary contained in this Agreement, Uni-Mart's obligation to pay any prepayment premiums with respect to the Previously Paid-Off Loans shall be deemed to have been satisfied in full.

         Uni-Mart agrees to use its best efforts to sell the remaining Underperforming Properties as quickly as is reasonably possible during the Disposition Period. If an APA has been executed during the Disposition Period and LaSalle has received notice thereof as provided in clause B below but Closing thereunder has been delayed beyond the Disposition Period, LaSalle agrees to extend the Disposition Period as may be reasonably necessary to accomplish such Closing, but not beyond November 30, 2004.

         B. Notice. Uni-Mart shall notify LaSalle and Servicer in writing of the prospective sale of any Underperforming Property by delivering to LaSalle and Servicer (i) an executed APA, and (ii) an estimate of the Borrower Collateral Unit Net Proceeds relating to such Underperforming Property, including a breakdown of all expenses used in its calculation, which estimate shall be subject to LaSalle's approval, not to be unreasonably delayed, withheld or conditioned. If more than one Underperforming Property is being sold pursuant to an APA, the APA shall provide an allocation of the purchase price among all Underperforming Properties included in the APA, such allocation to be subject to LaSalle's consent, not to be unreasonably withheld.

         C. Agreement to Release. During the Disposition Period, upon each Closing LaSalle shall, provided no Loan Document Default has occurred and is then continuing and the Uni-Mart is in compliance with all of its obligations under this Agreement, upon (i) the receipt of the aggregate, applicable Outstanding Loan Balance for the Loan corresponding to the Underperforming Property being sold, calculated as of the date of such Closing, and (ii) any Borrower Collateral Unit Excess Proceeds being applied as described under subsection E below, either (x) release its liens on the applicable Underperforming Property on the applicable Closing Date or (y) provide on such Closing Date to the title company handling the applicable Closing written confirmation satisfactory to them that such liens will be released promptly after such Closing Date, subject to the satisfaction of clauses (i) and (ii) of this sentence (in which case, LaSalle shall release its liens promptly after such Closing Date, subject to the satisfaction of clauses (i) and (ii) of this sentence). LaSalle shall have no obligation to release any Mortgage or other security interest or lien with respect to any Underperforming Property unless and until it has received the payment required to be made pursuant to this
Section 2 at the Closing of the sale of such Underperforming Property.

         D. Borrower Collateral Unit Shortfall. Upon each Closing, the aggregate, applicable Outstanding Loan Balance for the Loan corresponding to the Underperforming Property being sold shall be paid to LaSalle (from the Closing escrow in immediately available funds) and applied to such Loan. Any Borrower Collateral Unit Shortfall shall be paid to LaSalle by Uni-Mart on the Closing Date (i) first, for any Crossed Collateral, from the Cross Escrow Account to the extent funds are available in such account, and (ii) second, from the Shortfall Loan or other funds of Uni-Mart.

         E. Borrower Collateral Unit Excess Proceeds. At each Closing, Borrower Collateral Unit Excess Proceeds, if any, shall be calculated by Uni-Mart and LaSalle and shall be applied and paid:

         (i)      in the case of Non-Crossed Collateral,

                  FIRST, to LaSalle, in an amount up to the Reduced Prepayment Premium due with respect to the Loan relating to such Non-Crossed Collateral,

                  SECOND, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, and

                  THIRD, (x) if no Loan Document Default has occurred and is then continuing and Uni-Mart is in compliance with all of its obligations under this Agreement, to Uni-Mart, or (y) if a Loan Document

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         Default has occurred and is then continuing or if Uni-Mart is not in compliance with all of its obligations under this Agreement, to LaSalle to be applied toward the Obligations in such order, priority and proportions as LaSalle in its discretion shall deem proper or, in LaSalle's discretion, to cure the Loan Document Default;

         (ii)     in the case of Crossed Collateral,

                  FIRST, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, and

                  SECOND, to the Cross Escrow Account.

         3. CROSS ESCROW ACCOUNT. A. LaSalle shall have a valid and perfected first priority security interest in the Cross Escrow Account pursuant to the Cross Escrow Account Security Agreement. Such security interest shall terminate and be of no force and effect upon the distribution to LaSalle of all funds held in the Cross Escrow Account and required to be distributed to LaSalle at the end of the Disposition Period (subject to the last sentence of Section 2.A) in accordance with the provisions of Section 3.B. Pursuant to the Cross Escrow Account Security Agreement, Provident shall waive any banker's lien or rights of set-off or recoupment it may have with respect to the Cross Escrow Account. Any interest accruing during the Disposition Period on the funds on deposit in the Cross Escrow Account shall be added to the funds on deposit in the Cross Escrow Account and shall be disbursed in the same manner as such funds.

         B. At the end of the Disposition Period (subject to the last sentence of Section 2.A), the remainder of the funds held in the Cross Escrow Account shall be applied to payment of the amount of the Reduced Prepayment Premium due with respect to the Loans relating to all of the Crossed Collateral sold by Uni-Mart during the Disposition Period as contemplated by Section 4 below. The balance, if any, remaining after such payment shall be paid as follows:

                   (w) if no Loan Document Default has occurred and is then continuing and Uni-Mart is in compliance with its property fixed charge coverage ratio covenants contained in the Loan Documents and all of its obligations under this Agreement,

                           FIRST, to the Shortfall Loan, to the extent that
                  Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan, and

                           SECOND, to Uni-Mart;

                  (x) if a Loan Document Default has occurred and is then continuing or Uni-Mart is not in compliance with all of its obligations under this Agreement, to LaSalle to be applied toward the Obligations in such order, priority and proportions as LaSalle in its discretion shall deem proper or, in LaSalle's discretion, to cure the Loan Document Default;

                  (y) if no Loan Document Default has occurred and is then continuing and Uni-Mart is in compliance with all of its obligations under this Agreement but is not in compliance with its property fixed charge coverage ratio covenants contained in the Loan Documents (tested for the 12 full months immediately preceding the end of the Disposition Period),

                           FIRST, to LaSalle, in the amount necessary to cure
                  such non-compliance in accordance with the terms of Section 10.A(6) of the Loan Agreement,

                           SECOND, if clause (z) below is applicable, in
                  accordance with such clause (z), or, if clause (z) below is not applicable, to the Shortfall Loan, to the extent that Borrower Collateral Unit Shortfalls have previously been funded from the Shortfall Loan,

                           THIRD, to Uni-Mart; or

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                  (z) if no Loan Document Default has occurred and is then
         continuing and Uni-Mart is in compliance with all of its obligations under this Agreement but is not in compliance with its corporate fixed charge coverage ratio or net worth covenants contained in the Loan Documents (tested in the case of the corporate fixed charge coverage ratio for the 12 full months immediately preceding the end of the Disposition Period), to LaSalle, and, in LaSalle's discretion, such amount shall either be (i) applied toward the Obligations (other than prepayment premiums due with respect to the Loans relating to all of the Crossed Collateral sold by Uni-Mart during the Disposition Period, as to which the provisions of Section 4 and the first sentence of
         Section 3.B shall apply) in such order, priority and proportions as LaSalle in its discretion shall deem proper, (ii) pledged to LaSalle to secure such Obligations (either through an account security agreement or the purchase of a letter of credit), or (iii) remitted to Uni-Mart.

         4. REDUCED PREPAYMENT PREMIUM. Upon the Closing of each sale of Non-Crossed Collateral, Uni-Mart shall pay, to the extent of available Borrower Collateral Unit Excess Proceeds, and LaSalle shall accept, an amount equal to the Reduced Prepayment Premium due with respect to the Loan relating to such Non-Crossed Collateral, in full satisfaction of the prepayment premium payable under the Loan Documents with respect to such Non-Crossed Collateral. With respect to Crossed Collateral, upon the conclusion of the Disposition Period, Uni-Mart and LaSalle shall determine if the aggregate Borrower Collateral Unit Net Proceeds from the sale of the Crossed Collateral exceeds the aggregate Outstanding Loan Balance paid to LaSalle with respect to the Crossed Collateral sold by Uni-Mart. Within 10 days after the expiration of the Disposition Period, Cross-Collateralized Excess Proceeds with respect to the Crossed Collateral sold by Uni-Mart, if any, up to an amount equal to the Reduced Prepayment Premium due with respect to the Loans relating to all of the Crossed Collateral sold by Uni-Mart during the Disposition Period, will be released to LaSalle, to the extent available, from the Cross Escrow Account, and accepted by LaSalle in full satisfaction of the aggregate prepayment premiums payable under the Loan Documents with respect to the Crossed Collateral sold by Uni-Mart.

         5.       CROSSED COLLATERAL. Uni-Mart acknowledges and agrees that:

                  (i) each Mortgage encumbering a Property located in the Commonwealth of Pennsylvania only secures the mortgage Loan corresponding to such Property, and, consequently, the Pennsylvania Mortgage Collateral is Non-Crossed Collateral for purposes of the provisions of this Agreement; and

                  (ii) each Mortgage encumbering a Property located outside the Commonwealth of Pennsylvania secures all Loans made to Uni-Mart, and consequently, all Non-Pennsylvania Mortgage Collateral is Crossed Collateral for purposes of the provisions of this Agreement.

         6. CONDITIONS PRECEDENT. LaSalle's obligations under this Agreement are subject to the fulfillment or waiver of each of the following conditions:

                  A. Shortfall Loan. LaSalle shall have received satisfactory evidence of the existence of the Shortfall Loan and LaSalle shall have received and approved the final versions of the loan documents relating thereto, which approval shall not be unreasonably withheld. The Shortfall Loan shall not be secured by (i) any collateral securing the Loans, (ii) Borrower Collateral Unit Excess Proceeds which are required to be deposited into the Cross Escrow Account or paid to LaSalle under this Agreement, or (iii) any collateral or proceeds covered by the Other Master Property Disposition Agreements (except to the extent otherwise expressly provided therein).

                  B. Cross Escrow Account. The Cross Escrow Account shall have been established and the Cross Escrow Account Security Agreement shall have been executed and delivered. Provident shall have executed and delivered an Acknowledgement and Consent to the Cross Escrow Account Security Agreement in the form attached thereto as Exhibit B.

                  C. Estimated Proceeds. Uni-Mart shall have provided LaSalle with a calendar describing the timing of the projected sale of the Underperforming Properties, including, for each Borrower Collateral Unit, the estimated Borrower Collateral Unit Net Proceeds and Borrower Collateral Unit Shortfall or Borrower Collateral Unit Excess Proceeds, and the estimated aggregate Borrower Collateral Unit Shortfalls or Borrower Collateral Unit Net Proceeds.

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                  D.       Payment of Costs and Expenses. Uni-Mart shall have
         paid all costs and expenses as contemplated by the terms of Section 14 of this Agreement.

                  E. Representations and Warranties. The representations and warranties of Uni-Mart contained in this Agreement and any other document or instrument expressly contemplated by this Agreement shall be true and correct in all respects as of the Effective Date.

                  F. Other Master Property Disposition Agreements. The Other Master Property Disposition Agreements shall have been fully executed and delivered.

                  G. Subordination Agreement. Provident shall have executed and delivered the Subordination Agreement.

         7. REPRESENTATIONS AND WARRANTIES OF LASALLE. The representations and warranties of LaSalle contained in this Section are being made by LaSalle as of the Effective Date to induce Uni-Mart to enter into this Agreement and consummate the transactions contemplated herein, and Uni-Mart has relied, and will continue to rely, upon such representations and warranties from and after the Effective Date. LaSalle represents and warrants to Uni-Mart as follows:

                  A. Organization of Servicer. Servicer has been duly formed, is validly existing and is in good standing under the laws of its state of formation, and has taken all necessary action to authorize the execution, delivery and performance by Servicer, on behalf of LaSalle, of this Agreement and the other Transaction Documents to which it is a party.

                  B. Authority of LaSalle. The person who has executed this Agreement on behalf of LaSalle is duly authorized so to do.

                  C. Enforceability. Upon execution by LaSalle, this Agreement and the other Transaction Documents to which it is a party shall constitute the legal, valid and binding obligations of LaSalle, enforceable against LaSalle in accordance with their respective terms.

         All representations and warranties of LaSalle made in this Agreement shall survive the execution and delivery of this Agreement.

         8. REPRESENTATIONS AND WARRANTIES OF UNI-MART. The representations and warranties of Uni-Mart contained in this Section are being made by Uni-Mart as of the Effective Date to induce LaSalle to enter into this Agreement and consummate the transactions contemplated herein, and LaSalle and Servicer have relied, and will continue to rely, upon such representations and warranties from and after the Effective Date. Uni-Mart represents and warrants to LaSalle and Servicer as follows:

                  A. Organization and Authority of Uni-Mart. Uni-Mart is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and qualified to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. Uni-Mart is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. The person who has executed this Agreement on behalf of Uni-Mart is duly authorized so to do.

                  B. Enforceability of Transaction Documents. Upon execution by Uni-Mart, this Agreement and the other Transaction Documents to which it is a party shall constitute the legal, valid and binding obligations of Uni-Mart, enforceable against Uni-Mart in accordance with their respective terms.

                  C. Enforceability of Loan Documents. Each of the Loan Documents to which Uni-Mart is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its

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         respective terms. Without limiting the generality of the foregoing, the cross-collateralization provisions in each of the Loan Documents are legal, valid and binding obligations, enforceable in accordance with their respective terms.

                  D. First Priority Liens. Each of the Loans is secured by a first priority lien against the real estate and equipment at the corresponding Property.

                  E. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Uni-Mart or any of the Properties before any arbitrator or governmental authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Uni-Mart or any of the Properties.

                  F. Absence of Breaches or Defaults. No Loan Document Default has occurred and is continuing and Uni-Mart is not in default in any material respect under any other document, instrument or agreement to which it, any of the Properties or any of its property is subject or bound. The authorization, execution, delivery and performance of this Agreement and the other Transaction Documents will not result in any breach of or default under any other document, instrument or agreement to which Uni-Mart is a party or by which Uni-Mart, any of the Properties or any of the property of Uni-Mart is subject or bound.

                  G. Shortfall Loan. Uni-Mart has satisfied all conditions precedent to the issuance of the Shortfall Loan, including, without limitation, paying all fees required to be paid as a condition to the issuance of the Shortfall Loan.

         All representations and warranties of Uni-Mart made in this Agreement shall survive the execution and delivery of this Agreement.

         9.       ACKNOWLEDGEMENTS. Uni-Mart acknowledges and agrees that:

                  (i) except as otherwise permitted in the Loan Documents, it will keep each Underperforming Property open and operating in a manner substantially similar to past operations until such time as it is sold and the aggregate Outstanding Loan Balance corresponding to such Underperforming Property has been paid;

                  (ii) it will make all payments required under the terms of its Loans, and, except as otherwise expressly provided in this Agreement, it will comply with all of its other obligations under the terms of the Loan Documents governing such Loans;

                  (iii) except as otherwise expressly provided for in this Agreement, the Loan Documents are not modified or amended by this Agreement and shall remain in full force and effect and this Agreement shall not constitute a waiver of any rights or remedies in respect of the Loan Documents. Without limiting the generality of the foregoing, Uni-Mart acknowledges and agrees that the provisions of this Agreement shall only apply to those Underperforming Properties for which a Closing has occurred during the Disposition Period (subject to the last sentence of Section 2.A);

                  (iv) except as otherwise expressly provided for in this Agreement, the Loan Documents and all rights, title, interest, liens, powers and privileges by virtue thereof (including, without limitation, any cross-collateralization provisions contained therein) are hereby reaffirmed, ratified, renewed and extended and shall be and continue to be in full force and effect to secure the payment of the indebtedness evidenced by the Loan Documents and any and all restatements, renewals, modifications, amendments, increases and/or extensions thereof;

                  (v) except as otherwise expressly provided for in this Agreement, no payment, discharge or release of any liens or collateral securing the Loan Documents is intended hereby and all liens on all such collateral shall continue in full force and effect from the date of their execution and perfection and unimpaired by anything contained in this Agreement;

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                  (vi)     it has no defenses, offsets or counterclaims with
         respect to the performance of its obligations under the Loan Documents to which it is a party, as modified by this Agreement;

                  (vii) Section 5 of this Agreement is a true, accurate and complete description of the extent to which the Loans and the Properties are cross-collateralized; and

                  (viii) LaSalle's agreement to release liens in accordance with the provisions of Section 2 only applies to liens against Underperforming Properties for which the Closing occurs during the Disposition Period (subject to the last sentence of Section 2.A). This Agreement does not create any obligation on the part of LaSalle to release liens against (x) Properties which are not Underperforming Properties, or (y) Underperforming Properties for which the Closing occurs after the end of the Disposition Period (subject to the last sentence of Section 2.A), except as may be required pursuant to the Loan Documents.

         10. FORBEARANCE. During the Disposition Period, LaSalle shall forbear and refrain from enforcing any property fixed charge coverage ratio covenants, corporate fixed charge coverage ratio covenants or net worth covenants contained in the Loan Documents; provided that, such agreement to forbear and refrain (i) shall immediately, without notice to Uni-Mart, or an opportunity to cure, terminate upon the occurrence of a Loan Document Default or the occurrence of a breach or default by Uni-Mart under this Agreement, (ii) shall not limit LaSalle's right under Section 3.B to receive from the Cross Escrow Account the amount necessary to cure any non-compliance by Uni-Mart at the end of the Disposition Period with its property fixed charge coverage ratio covenants contained in the Loan Documents (tested for the 12 full months immediately preceding the end of the Disposition Period) in accordance with the terms of Section 10.A(6) of the Loan Agreement, (iii) shall not be deemed to waive any other default that may occur under the Loan Documents, and (iv) shall terminate at the end of the Disposition Period (subject to Section 11(b)).

         11. POST DISPOSITION PERIOD AMENDMENT. Promptly after the end of the Disposition Period, Uni-Mart and LaSalle shall negotiate in good faith an amendment to the Loan Agreement to revise the minimum net worth covenant contained therein to an appropriate dollar amount based on the properties and assets then owned by Uni-Mart (after the sale of the properties to be sold pursuant to this Agreement and the Other Master Property Disposition Agreements) and its then capital structure.

         12. DEFAULT AND REMEDIES. Each of the following shall be deemed an event of default by Uni-Mart under this Agreement (each, an "Event of Default"):

                  (i) If any representation or warranty of Uni-Mart set forth in this Agreement or any of the Transaction Documents is false in any material respect or if Uni-Mart renders any written statement or account which is false in any material respect;

                  (ii) If Uni-Mart fails to keep or perform any of the other covenants, conditions, or obligations of this Agreement beyond the expiration of all applicable notice and cure or grace periods set forth in this Agreement;

                  (iii) If Uni-Mart is or becomes insolvent within the meaning of the Code, files or notifies LaSalle that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (each, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

                  (iv) If a Loan Document Default shall occur and be continuing; or

                  (v) If there is a breach or default under the Shortfall Loan which continues beyond the expiration of all applicable notice and cure or grace periods.

Upon the occurrence of an Event of Default, LaSalle may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity. A breach or default by Uni-Mart under this Agreement shall be deemed an "Event of Default" under the Loan Documents.

         13. SHORTFALL LOAN. (a) Uni-Mart shall not amend or modify any of the provisions of the Shortfall Loan Agreement or the Junior Security Agreement without providing at least fifteen (15) calendar days' prior written notice to LaSalle and obtaining LaSalle's prior written consent.

         (b) Uni-Mart has informed LaSalle that, under the Shortfall Loan Agreement, the aggregate maximum principal amount outstanding under the Shortfall Loan and any other revolving credit loans that Provident has agreed to make to Uni-Mart (the "Existing Revolvers") may not exceed $15,000,000. In order for the full $4,000,000 Shortfall Loan to be available to Uni-Mart, Uni-Mart covenants and agrees that the maximum principal amount outstanding under the Existing Revolvers shall not exceed $11,000,000.

         14. COSTS AND EXPENSES. All out-of-pocket third-party costs and expenses of this Agreement and the transactions contemplated by this Agreement and any other activity contemplated by this Agreement shall be paid by Uni-Mart within ten (10) days of written demand therefor, including, without limitation, recording and filing fees, the actual and reasonable attorneys' fees and expenses of Servicer and/or LaSalle and the attorneys' fees and expenses of Uni-Mart, and escrow fees. In addition, Uni-Mart shall pay any document preparation fee customarily charged by Servicer with respect to releases of the liens held by LaSalle against each Underperforming Property sold during the Disposition Period.

         15. INDEMNITY. Uni-Mart agrees to indemnify, hold harmless and defend LaSalle, Servicer and their respective directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, servicers, mortgagees, trustees and invitees, as applicable, from and against any and all losses, costs, claims, liabilities, damages and expenses arising as a result of a breach of any of the representations, warranties, covenants, agreements or conditions of Uni-Mart set forth in this Agreement.

         16.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Uni-Mart:             N. Gregory Petrick
                                              Executive Vice President
                                              Uni-Marts, Inc.
                                              477 East Beaver Avenue
                                              State College, PA  16801-5690
                                              Telephone: (814) 234-6000
                                              Telecopy:  (814) 234-3277

                  If to LaSalle or Servicer:  c/o Dennis L. Ruben, Esq.
                                              Executive Vice President,
                                              General Counsel and Secretary
                                              GE Capital Franchise Finance
                                              Corporation
                                              17207 North Perimeter Drive
                                              Scottsdale, AZ  85255
                                              Telephone: (480) 585-4500
                                              Telecopy:  (480) 585-2226

                  B. Real Estate Commission. LaSalle and Uni-Mart represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement except Trefethen & Company and other brokers that have been or may be retained by Uni-Mart with respect to the sale of Underperforming Properties, all of whose fees shall be paid by

         Uni-Mart. LaSalle and Uni-Mart shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  D. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  E. Liability of LaSalle and Servicer. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by LaSalle, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of LaSalle or Servicer, with respect to any of the terms, covenants and conditions of this Agreement or the other Transaction Documents, (ii) Uni-Mart waives all claims, demands and causes of action against the officers, directors, employees and agents of LaSalle or Servicer in the event of any breach by LaSalle of any of the terms, covenants and conditions of this Agreement or the other Transaction Documents to be performed by LaSalle, and (iii) Uni-Mart shall look solely to the assets of LaSalle for the satisfaction of each and every remedy of Uni-Mart in the event of any breach by LaSalle of any of the terms, covenants and conditions of this Agreement or the other Transaction Documents to be performed by LaSalle, such exculpation of liability to be absolute and without any exception whatsoever.

                  F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by all parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Each of the parties was represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  H. Other Documents; Time is of the Essence. Each of the parties agrees to sign such other and further documents as may be reasonably necessary to carry out the intentions expressed in this Agreement. Time is of the essence in the performance of each obligation under this Agreement.

                  I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

                  J. Entire Agreement. This Agreement and the other Transaction Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between or among the parties with respect to the subject matter of this Agreement.

                  K. Forum Selection; Jurisdiction; Venue; Choice of Law. Uni-Mart acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was delivered by Uni-Mart in the State of Arizona, all payments under the Loan Documents will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in Maricopa County, Arizona and Uni-Mart consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Uni-Mart waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Properties are located, as applicable, shall be deemed to apply. Nothing in this Section shall limit or restrict the right of LaSalle or Servicer to commence any proceeding in the federal or state courts located in the states in which the Properties are located, as applicable, to the extent LaSalle or Servicer deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Transaction Documents.

                  L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

                  N. Survival. All representations, warranties, agreements, obligations and indemnities of the parties set forth in this Agreement shall survive the execution and delivery of this Agreement.

                  O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY EACH OF THE PARTIES OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

                  P. Provident. Provident shall be a third-party beneficiary of those provisions in this Agreement which provide for the distribution or application of Borrower Collateral Unit Excess Proceeds or funds in the Cross Escrow Account to or towards the Shortfall Loan.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                           LASALLE BANK NATIONAL ASSOCIATION, as
                           Indenture Trustee pursuant to that certain Indenture dated as of April 1, 1999

                           By GE Capital Franchise Finance Corporation, a
                              Delaware corporation, successor by merger to Franchise Finance Corporation of America, as Attorney-in-Fact and Master Servicer pursuant to that Servicing Agreement dated as of April 1, 1999

                           By   /S/ TODD J. WEISS
                              --------------------------------------------------
                           Printed Name   Todd J. Weiss
                           Its   Associate General Counsel

                           UNI-MARTS, INC., a Delaware corporation

                           By  /S/ N. GREGORY PETRICK
                             ---------------------------------------------------
                           Printed Name   N. Gregory Petrick
                           Its   Executive VP and CFO

The undersigned, as successor by merger to FFCA, acknowledges and agrees that it has sold and assigned to LaSalle all of its right, title and interest in and to the Loan Agreement, Loans and Properties described on Exhibit A attached hereto and that no consent, waiver or approval from the undersigned is necessary for the Disposition Plan or the transactions, including releases, contemplated hereby. In its capacity as Servicer for LaSalle, the undersigned will act in accordance with the terms of the foregoing Agreement.

                           GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation

                           By   /S/ TODD J. WEISS
                              --------------------------------------------------
                           Printed Name   Todd J. Weiss
                           Its   Associate General Counsel

                                    EXHIBIT A

                         DESCRIPTION OF LOANS/PROPERTIES

                                    EXHIBIT B

                       LIST OF UNDERPERFORMING PROPERTIES

* Properties which are subject to letters of intent as of the Effective Date

                                    EXHIBIT C

                              PREVIOUSLY SOLD UNITS

1.       649 Himes Avenue, Frederick, Maryland 21702 (Unit No. 6005, FFC No.
         8000-7107)

2. 300 S. Jefferson Street, Frederick, Maryland 21701 (Unit No. 46003, FFC No. 8000-7105)